Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 4, 2019, in the Registration Statement (Form 20-F/A) of FLEX LNG Ltd. for the registration of its ordinary shares.

/s/ Ernst & Young AS
Bergen, Norway
May 28, 2019